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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        SIZELER PROPERTY INVESTORS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Maryland                                   72-1082589
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


                             2542 Williams Boulevard
                     Kenner, Louisiana 70062 (504) 471-6200
          (Address of Principal Executive Offices, including Zip Code)


If this form relates to the                       If this form relates to the
registration of a class of                        registration of a class of
securities pursuant to                            securities pursuant to
Section 12(b) of the Exchange                     Section 12(g) of the Exchange
Act and is effective purusant                     Act and is effective pursuant
to General Instruction A.(c),                     to General Instruction A.(d),
please check the following                        please check the following
box. [X]                                          box. [ ]


Securities Act registration statement file number to which this form relates:
                                    333-72210
                                    ---------
                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                      Name of Each Exchange on Which
         to be so Registered                      Each Class is to be Registered
         -------------------                      ------------------------------

Common Stock, $.0001 par value per share(1)          New York Stock Exchange

(1) Includes associated rights to purchase Series A Preferred Stock pursuant to the Shareholder Rights Agreement dated as of August 6, 1998, as amended

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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                                EXPLANATORY NOTE

     This Form 8-A/A is filed for the purpose of updating the description of the registrant's common stock contained in the registrant's Form 8-A/A filed with the Securities and Exchange Commission on May 4, 1989.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

     The information required by this Item 1 is set forth under the caption "Description of Capital Stock," pages 15-18, inclusive, in the prospectus contained in Amendment No. 3 to Sizeler Property Investor's Registration Statement on Form S-3 (File No. 333-72210), filed on December 17, 2001, which description is incorporated herein by this reference.

Item 2. Exhibits

    Exhibit
      No.        Description
     ----        -----------
       1         Information set forth under the caption "Description of Capital
                 Stock," pages 15-18, inclusive, in the prospectus contained in
                 Amendment No. 3 to the Registrant's Registration
                 Statement on Form S-3 (File No. 333-72210)
       2         Articles of Incorporation (incorporated by reference to the
                 Exhibit 3(i) of the Form 8-K filed with the SEC on June 26,
                 2001)
       3         Form of Articles Supplementary creating Registrant's 10.0%
                 Series B Cumulative Redeemable Preferred Stock (incorporated by reference to the Exhibit 4.1 of the Registrant's Form 8-K filed with the SEC on June 26, 2001)
       4         Restated By-Laws, as amended (incorporated by reference to the
                 Exhibit 3.2 of the Registrant's Registration Statement on Form
                 S-4 filed with the SEC on October 25, 2001)
       5         Form of Certificate for Common Stock, $.0001 par value
       6         Indenture for the Registrant's 8% Convertible Subordinated
                 Debentures due 2003 (incorporated by reference to the exhibits filed with the Company's Form 8-K, dated May 26, 1993)
       7         First Supplemental Indenture for the Registrant's 8%
                 Convertible Subordinated Debentures due 2003 (incorporated by reference to the Exhibit (4) of the Registrant's Form 8-K filed with the SEC on June 26, 2001)
       8         Form of Debenture for the Registrant's 8% Convertible
                 Subordinated Debentures, due 2003 (incorporated by reference to the exhibits filed with the Company's Form 8-K, dated May 26,
                 1993)
       9         Shareholder Rights Agreement dated as of August 6, 1998
                 (incorporated by reference to the exhibit to the Company's
                 Form 8-A, filed on August 26, 1998)
      10         Amendment No. 1 to Shareholder Rights Agreement, dated as of
                 February 5, 1999 (incorporated by reference to the exhibits to the Company's Form 10-K for the year ended December 31, 1998)


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                SIZELER PROPERTY INVESTORS, INC.


December 17, 2001                               By: /s/ Thomas A. Masilla, Jr.
         --                                         --------------------------
                                                    Thomas A. Masilla, Jr.
                                                    President and Principal
                                                      Operating Officer